EXHIBIT 23.01



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Galey & Lord, Inc. 1999 Stock Option Plan of our report dated October 30, 2000, with respect to the consolidated financial statements and schedule of Galey & Lord, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.





                                                           /s/ Ernst & Young LLP

Greensboro, North Carolina
February 26, 2001